Exhibit 24(b)



August 9, 1999


W. L. Westbrook and Wayne Boston


Dear Sirs:

         Georgia Power Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the filing of its quarterly reports on Form 10-Q during 1999.

         Georgia Power Company and the undersigned director and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.


                                    Yours very truly,

                                    GEORGIA POWER COMPANY



                                    By  /s/  David M. Ratcliffe
                                          David M. Ratcliffe
                                       President and Chief Executive
                                                Officer


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/s/  David M. Ratcliffe                           /s/  Thomas A. Fanning
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         David M. Ratcliffe                                 Thomas A. Fanning